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                                                                EXHIBIT 5.1

                             GIBSON, DUNN & CRUTCHER
                                     LAWYERS
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197


                                  June 26, 1995



(213) 229-7000                                                     C 12165-00002



California Amplifier, Inc.
460 Calle San Pablo
Camarillo, California  93010

Gentlemen:

          We have acted as counsel to California Amplifier, Inc., a Delaware corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on July 6, 1995 (the "Registration Statement") with respect to an additional 400,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company which have been reserved for issuance from time to time upon the exercise of stock options granted and to be granted pursuant to the Company's 1989 Key Employee Stock Option Plan as currently in effect (the "Plan").

          We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In rendering this opinion, we have relied upon a certificate of the president and chief operating officer of the Company (the "Certificate") as to actions taken by and on behalf of the Company in connection with the authorization, reservation and proposed issuance and sale of the Shares. Based upon our examinations and inquiries, and in reliance upon the Certificate, we are of the opinion that the Shares, upon issuance thereof in accordance with the terms of the options granted pursuant to the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ GIBSON, DUNN & CRUTCHER

                              GIBSON, DUNN & CRUTCHER
BDS/WCH